Exhibit 5.2

Akerman LLP Las Olas Centre II, Suite 1600 350 East Las Olas Boulevard Fort Lauderdale, FL 33301-2999 Tel: 954.463.2700 Fax: 954.463.2224

October 20, 2016

Revlon Consumer Products Corporation

One New York Plaza

New York, NY 10004

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Revlon Consumer Products Corporation, a Delaware corporation (“Revlon”) and in that capacity we have acted as local Florida counsel to Elizabeth Arden, Inc., a Florida corporation (“Arden”) and Roux Products Jacksonville, LLC, a Florida limited liability company (“Roux Jacksonville”, and together with Arden, the “Florida Guarantors”) in connection with that certain Registration Statement on Form S-4, File No. 333-_____ (the “Registration Statement”), filed by Revlon and certain subsidiaries of Revlon, including the Florida Guarantors, under the Securities Act of 1933, as amended (the “Act”), relating to an offer (the “Exchange Offer”) of $450 million aggregate principal amount of new 6.25% Senior Notes due 2024 and related guarantees (collectively, the “Exchange Notes”). Pursuant to the Prospectus forming a part of the Registration Statement (the “Prospectus”), Revlon is offering to exchange the Exchange Notes for its existing $450 million aggregate principal amount of 6.25% Senior Notes due 2024 (CUSIP Nos. 761519 BE6 and U8000E AJ8) and related guarantees (the “Initial Notes”). The Exchange Notes will be registered under the Act as set forth in the Registration Statement and will be issued upon consummation of the Exchange Offer pursuant to the Indenture, dated as of August 4, 2016, between Revlon Escrow Corporation (which has been merged with and into Revlon) and U.S. Bank, National Association, as Trustee (the “Indenture”), as amended by that certain Supplemental Indenture, dated as of September 7, 2016, among Revlon, each of the Guarantors listed on the signature pages thereto (including the Florida Guarantors) and the Trustee (the “Supplemental Indenture”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

Revlon Consumer Products Corporation

October 20, 2016

__________________________

In rendering our opinions herein, we have relied with respect to factual matters upon the truthfulness of the statements made by officers of Revlon and the Florida Guarantors in the Certificate to Counsel (defined below), the truthfulness of the representations and warranties contained in the Indenture and the Supplemental Indenture, and the truthfulness of the factual statements made in certificates of public officials and in the Registration Statement. In addition thereto, we have reviewed and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for rendering our opinions, including, without limitation, the following:

1.	The Registration Statement and the Prospectus;

2.	The Indenture;

3.	The Supplemental Indenture (collectively with the Indenture, the “Opinion Documents”);

4.	With respect to Arden:

a.	The Articles of Incorporation (the “Arden Articles”);

b.	The Second Amended and Restated Bylaws, dated June 16, 2016 (the “Arden Bylaws”, and together with the Arden Articles, the “Arden Organizational Documents”);

c.	Resolutions adopted by the Board of Directors of Arden on September 7, 2016 with regard to the Exchange Offer, the Registration Statement, the Indenture and the Supplemental Indenture; and

d.	A Certificate of Active Status for Arden issued by the Florida Department of State on October 18, 2016 (the “Arden Certificate of Active Status”);

5.	With respect to Roux Jacksonville:

a.	The Articles of Organization (the “Roux Jacksonville Articles”);

b.	The Operating Agreement, dated September 17, 2013 (the “Roux Jacksonville Operating Agreement”, and together with the Roux Jacksonville Articles, the “Roux Jacksonville Organizational Documents”);

c.	Resolutions adopted by the Manager of Roux Jacksonville on September 7, 2016 with regard to the Exchange Offer, the Registration Statement, the Indenture and the Supplemental Indenture; and

d.	A Certificate of Active Status for Roux Jacksonville issued by the Florida Department of State on October 18, 2016 (the “Roux Jacksonville Certificate of Active Status”); and

6.	A certificate with respect to various factual matters signed by an officer of Revlon and each Florida Guarantor and dated the date of this opinion letter (the “Certificate to Counsel”).

Revlon Consumer Products Corporation

October 20, 2016

__________________________

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Exchange Offer; (b) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (c) the legal existence of each party to the Opinion Documents other than the Florida Guarantors; (d) the power of each party to the Opinion Documents, other than the Florida Guarantors, to execute, deliver and perform the Opinion Documents and to do each other act done or to be done by such party; (e) the authorization by each party, other than the Florida Guarantors, of each document executed and delivered or to be executed and delivered in connection with the Opinion Documents by such party; (f) the execution and delivery by each party of each document executed and delivered or to be executed and delivered in connection with the Opinion Documents by such party; and (g) that each of the Opinion Documents is or will be a legal, valid and binding obligation of each party, enforceable against each such party in accordance with its terms.

Subject to the assumptions, exceptions, qualifications and limitations hereinabove and hereinafter stated, it is our opinion that:

1.	Based solely upon our review of the Arden Certificate of Active Status, Arden is a corporation validly existing under Florida law, and its corporate status is active.

2.	Based solely upon our review of the Roux Jacksonville Certificate of Active Status, Roux Jacksonville is a limited liability company validly existing under Florida law, and its limited liability company status is active.

3.	Arden has the corporate power to execute and deliver the Opinion Documents to which it is a party and to perform its respective obligations thereunder.

4.	Roux Jacksonville has the limited liability company power to execute and deliver the Opinion Documents to which it is a party and to perform its respective obligations thereunder.

5.	Arden has authorized the execution, delivery and performance of the Opinion Documents to which it is a party by all necessary corporate action.

6.	Roux Jacksonville has authorized the execution, delivery and performance of the Opinion Documents to which it is a party by all necessary limited liability company action.

7.	The execution and delivery by Arden of the Opinion Documents and the performance by Arden of its obligations under the Opinion Documents does not violate the Arden Organizational Documents.

8.	The execution and delivery by Roux Jacksonville of the Opinion Documents and the performance by Roux Jacksonville of its obligations under the Opinion Documents does not violate the Roux Jacksonville Organizational Documents.

We have acted as Florida counsel to the Florida Guarantors solely for the purpose of providing this opinion letter and for no other purpose. In rendering the foregoing opinions, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement, Prospectus or other offering material regarding Revlon or the Florida Guarantors or regarding the Exchange Notes or Exchange Note Guarantees, or their offering and sale. Further, no opinions are provided hereunder with respect to any federal, state “blue sky” or foreign securities laws.

Revlon Consumer Products Corporation

October 20, 2016

__________________________

This opinion letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Florida be changed by legislative action, judicial decision or otherwise.

This opinion letter is furnished to you in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent. Notwithstanding the foregoing, Paul, Weiss, Rifkind, Wharton & Garrison LLP may rely upon this opinion in connection with the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP to be rendered in connection with the Registration Statement.

We hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Akerman LLP
AKERMAN LLP